UNITED STATES BANKRUPTCY COURT

DISTRICT OF IDAHO

IN RE	)	
	)	**Case No. 09-20178-TLM**
STERLING MINING COMPANY,	)	
	)	**Chapter 11**
	)	
Debtor in Possession.	)	
	)	

MEMORANDUM OF DECISION ON MOTION TO ASSUME LEASE AND MOTION FOR APPROVAL OF POST-PETITION FINANCING

On March 3, 2009, Sterling Mining Company filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code.[1]

Two matters are before the Court for decision following hearing on May 5 and 6, 2009: the motion of the DIP for approval of assumption of lease under § 365 of the Code[2] and the motion of the DIP for approval of post-petition financing under § 364. *See* Doc. Nos. 43, 67. The relief sought by the DIP is opposed by Sunshine Precious Metals, Inc. ("SPMI").

[1] In this Decision, references to the prebankruptcy entity are to "Sterling" and references to the post-petition entity are to the "DIP" (debtor in possession).

[2] Unless otherwise indicated, all references to chapter or section are to the Bankruptcy Code, 11 U.S.C. §§ 101-1532.

This Decision constitutes the Court's findings of fact and conclusions of law.[3]

BACKGROUND AND FACTS

In 2003, Sterling[4] entered into a 15 year lease agreement with SPMI for real property, mineral rights, improvements and related assets generally known as the Sunshine Mine and Mill in Shoshone County, Idaho (the "Sunshine Mine"). Ex. 100 ("Lease"). Under the Lease, Sterling enjoyed the possession and use of the Sunshine Mine – including the right to all the ore, concentrates, metals and other minerals mined and produced from the property – in return for payment of monthly rental of $10,000 and performance of other terms and conditions as set out in the parties' agreement.[5]

From and after 2003, Sterling made capital investments on the leasehold, including replacement of inoperable equipment. While there are disputes as to the

[3] Fed. R. Bankr. P. 7052, 9014. All factual findings that are based upon or relate to testimony of witnesses at the hearing incorporate the Court's evaluation of the credibility of the witness and the weight to be given his or her testimony, even if such considerations are not highlighted in the Decision.

[4] Sterling appears to be an Idaho corporation, as is asserted in an adversary proceeding brought by the DIP, *see* Adv. No. 09-07014-TLM. The Idaho Secretary of State's public website confirms this and, *inter alia*, discloses a February 27, 2009 annual report form. This is mentioned only because the DIP's motion for approval of post-petition financing and motion for assumption of lease assert that Sterling is an Arizona corporation authorized to do business in Idaho. *See* Doc. No. 67 at 2 ¶ 4; Doc. No. 31 at 2 ¶ 5.

[5] Under § 15.1.2 of the Lease, the parties acknowledged that the Sunshine Mine "was in a closed and shut down condition" on the effective date of the Lease, and Sterling was not required to return the property in any better condition or in an operating condition on termination.

precise amount of funds invested, and as to whether certain of the items Sterling placed in the Sunshine Mine constituted equipment, machinery, fixtures or improvements, the investment was substantial.[6]

The Lease also contained an "option" under which Sterling could purchase the property from SPMI for $3,000,000 to $5,000,000 depending on the spot price for silver at the time of the exercise of the option. Ex. 100 at § 20.3.

By the fall of 2008, Sterling's mining had ceased and its operations were limited to keeping the Sunshine Mine in a "ready" condition, so that it could be brought back into production. Keeping the mine in such an "operation ready" or potential "turn-key" condition, and protecting the mine infrastructure and equipment from being damaged by water, required ongoing ventilation and other maintenance. It was not inexpensive; some testimony placed the expense, just to maintain the mine in this condition, at as much as $250,000 per month.

Sterling had run into other difficulties. At least two of Sterling's creditors had placed mechanics' liens on the property. This was a breach of a covenant of the Lease. *See* Ex. 100 at § 13.3, § 17.1(b). SPMI issued notices of Sterling's default based on these liens, and for other alleged violations of the Lease's conditions and covenants.

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[6] Ken Rux, former CFO of Sterling, testified that some $6.5 million of equipment and machinery was installed, including a hoist ($2.1 million) and compressors ($360,000), and that improvements included development of the "Sterling Tunnel" at $5 to $6 million.

In response to SPMI's declaration of defaults, Sterling countered with a demand for mediation in the fall of 2008 as provided for in the Lease. Ex. 100 at § 17.4. That mediation was unsuccessful.

Sterling's financial condition in 2008 went from poor to worse. Financing even the limited amount of required maintenance operations became increasingly difficult. By the end of that year, Sterling had discussions with John Ryan of U.S. Silver Corporation concerning these financial difficulties, and about resolution of disputes between Sterling and SPMI and Minco Silver.

By mid-January, 2009, Ryan had joined Sterling's board and become Sterling's president and CEO.[7] His tenure was brief; Ryan resigned just prior to Sterling's bankruptcy on March 3. He is presently CEO of Presidium Energy, and testified that he is working with a group that might be interested in acquiring Sterling.[8]

The same day that Ryan joined Sterling's board of directors, Andrew Grundman and David Greenway also joined its board.[9]

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[7] The executive and senior management level of the mining companies in the Silver Valley of northern Idaho is evidently a rather small group and the individuals well known to one another. Mining company management is also apparently quite fluid, at least based on the testimony at this hearing, with individuals frequently changing employers and boards changing directors. Certain of these transitions are noted in this Decision.

[8] It appears this group is Tigris Financial Group, Ltd., who had counsel observing the May 5 and 6 hearings.

[9] Ryan testified that all three came on the board to try and resolve Sterling's situation,
(continued...)

Ryan testified that discussions resulted in a letter of interest regarding a possible joint venture of Sterling and SNS Silver, but that conditions to any such agreement would include convincing SPMI to waive the extant Sterling defaults of the Sterling-SPMI Lease, and required obtaining the consent of another company, Minco Silver.[10]

Grundman testified that he was the general manager of SPMI from 2002 through 2005, and that he was involved in the negotiation of the 2003 SPMI-Sterling Lease. A Sterling director, Roger Van Voorhees, approached Grundman in September, 2008, in an effort to resolve SPMI's assertions of Sterling's Lease defaults. Their discussions over the course of a week produced no resolution.[11]

Grundman, however, was later approached to join Sterling's board along with Ryan and Greenway. The reason, he stated, was that all three individuals had business relationships with SPMI's principal officer and owner, Robert Mori, and

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[9] (...continued)
including its disputes with SPMI. Grundman, an attorney, was a consultant for SPMI. Greenway was CEO of SNS Silver Corporation.

[10] Sterling allegedly provided a security interest to Minco Silver that encumbered the Sunshine Mine in connection with a multi-million dollar loan or credit facility. SPMI contends that this was a violation of the Lease. Minco Silver was also the moving party in litigation immediately preceding the bankruptcy filing, in which Minco Silver alleged that Sterling's conduct warranted a temporary restraining order and appointment of a trustee. Minco Silver is also the entity that now proposes to lend up to $1,000,000 to the DIP as post-petition financing, as discussed below.

[11] It appears that there was also a battle of press releases between SPMI and Sterling that month. Grundman admitted issuing one such release about Sterling defaults on the Lease "to let the public and Sterling's shareholders know the truth." Sterling evidently followed with its own press rebuttals.

a knowledge of and a history with the Sunshine Mine.

Grundman indicated his first meeting as a Sterling director occurred on January 19, 2009.[12] He, Greenway and Ryan joined Sterling directors Roger Van Voorhees, Ray DeMotte, Kevin Shiell, and Carol Stephan in that meeting. Sterling's interim president and CEO Ken Berscht participated by telephone.

Berscht had hired counsel (Tom Vasseur) to represent Sterling in its disputes with SPMI. Grundman indicated that, when the Sterling board discussed the SPMI issues with its counsel, he would excuse himself because of conflicts. Grundman otherwise participated in the meetings, discussions and decisions.

While numerous conversations took place among this cadre of Silver Valley mining professionals now sitting on Sterling's board, two of what Grundman said were nine board meetings in the first two months of 2009 dominated the testimony in the hearings before this Court.

On Tuesday, February 17, 2009, a board meeting of the Sterling directors occurred via a telephone conference. The minutes of that meeting, Ex. 206, reflect an update on Sterling's dismal financial outlook, including prospective

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[12] Grundman testified he "resigned" from SPMI immediately prior to joining Sterling's board in January, 2009. He also resigned from Sterling's board shortly before the March 3 bankruptcy filing. Grundman joined the SNS Silver board shortly after an SPMI-SNS lease for the Sunshine Mine, Ex. 104, was signed on April 13, 2009.

termination of utility service.[13] The board also discussed the need to terminate employees at the mine, as there were no funds to pay them. And the board discussed "the ongoing talks with SPMI to transfer back the lease as Sterling has no more money to operate the mine." Ex. 206 at 2. The minutes note:

> Management requested the authority and ability to negotiate a final operating agreement with SPMI, SNS and Sterling so that operating control of the Sunshine Mine can be transferred in an orderly fashion to retain the current mine value and try to retain some value to Sterling shareholders.

Id. A motion was made and passed that would allow Sterling's management, including directors Grundman and Greenway, "to negotiate a final transition and operating agreement between SPMI, SNS and Sterling, subject to final approval of the Board." *Id.*[14] The minutes also reflected that a bankruptcy proposal would be presented and discussed at a meeting two days later.[15]

On the following day, Wednesday, February 18, 2009, in an Idaho state court action brought by Minco Silver, the district court issued a temporary

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[13] Since power was required to continue to run the compressors for ventilation of the mine, and lack of such ventilation would produce almost immediate, significant damage to equipment and machinery from moisture, it was critical to keep utilities paid.

[14] These minutes also indicate that Ryan addressed the conflict of interest issue between Sterling and SPMI, and that he and Greenway "agreed to step off their respective conflicted Board seats." *Id.*

[15] These minutes were prepared by Sterling secretary, Don Ho, according to Rux who attended the meeting. Ho was also, as SNS Silver's counsel conceded, the CFO of SNS Silver. Rux indicated that these minutes, and those of the February 19 meeting, Ex. 207, were accurate to the best of his recollection. Ryan thought certain of the language was imprecise.

restraining order and order to show cause. Ex. 103; Ex. 203 (same).[16] By its terms, this TRO:

> ORDERED that Defendant Sterling Mining Company and its officers, directors, agents and employees are hereby temporarily restrained from removing, selling, destroying, disposing, or concealing . . . all assets of the business known as Sterling Mining Company and any of its subsidiaries, including, but not limited to, the sale, encumbering, transferring, or otherwise disposing of any interest in real property, leasehold rights, personal property, mining claims, bank accounts, stock and equity interests, and all other personal and real property.

Ex. 103 at 2-3. The TRO was issued at 4:00 p.m. on February 18.[17]

The TRO required provision of security by Minco Silver in the amount of $25,000 in the form of cash or surety bond. *Id.* at 3 (citing Id. R. Civ. P. 65(c)). The parties stipulated, at the hearing before this Court on May 6, that the bond was acquired on February 20.

Grundman testified that a telephone conference was held on February 18 in which he participated along with Mori, Greenway, Ryan and DeMotte. He stated that SPMI was willing to consider taking back the Sunshine Mine but only if Sterling would "walk away." He said there was no indication by SPMI of its intention that Sterling could potentially retain or later reacquire rights.

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[16] *Minco Silver v. Sterling Mining Company, an Idaho corporation; John Does 1-10; and ABC Corporations 1-10*, Case No CV-09-100, First Judicial District, State of Idaho, Shoshone County.

[17] The Idaho district court in that action also simultaneously granted Minco's request for the appointment of a receiver. Ex. 102; Ex. 204 (same).

On February 19, 2009, another Sterling Board meeting occurred. Ex. 207.[18] During this meeting, the Board discussed Sterling's deteriorating financial condition, and its inability to afford further payments on utilities, insurance, payroll and payroll taxes, and the Lease. *Id.*[19] The minutes state:

> Discussion was made regarding Sterling vacating the mine as Sterling does not have money to continue operating the mine. Members were told that Sunshine Precious Metals, Inc. ("SPMI") will likely be inspecting the premises to determine the state of the Sunshine Mine over the next few weeks.
>
> **Motion forwarded by J. Ryan to pass resolution to for [*sic*] the officers to take all necessary steps to vacate the premises immediately and release the mine back into SPMI hands with final documentation to be completed on 3:00pm next Tuesday, February 24th. K. Shiell seconded, C. Stephan agreed, R. Vanvoorhees agreed, R. De Motte agreed, and A. Grundman abstained. UPON MOTION DULY MADE, SECONDED, FIVE IN FAVOR, ONE ABSTAINED AND NONE OPPOSED, motion carried.**
>
> Discussion was made on the potential transaction with Sterling and SNS. Management will continue discussions with SNS to work out a transaction. Transaction details will be forwarded to the directors upon draft completion.

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[18] According to the February 17 minutes, Ex. 206, Greenway was a Sterling director. The February 19 minutes, Ex. 207, show Greenway as a "guest" and note he is the president and CEO of SNS Silver Corporation. Those February 19 minutes note Greenway resigned from the Sterling board on February 18 because of potential conflict of interest issues between Sterling and SNS Silver. *Id.*

[19] The reference to paying the Lease in these mid-February minutes was presumably to the upcoming March payment. Rux testified that the $10,000 Lease payments were current at the time of the March 3 bankruptcy filing.

Id.[20]

Consistent with the resolution of the Sterling board for its officers to commence this process, on February 19, 2009, Kenneth Rux, Sterling's CFO, met with Ed Short, general manager[21] for SPMI, and they executed an agreement regarding access to the Sunshine Mine site. Under this so-called "waiver," Ex. 208, SPMI was allowed to access and inspect the Sunshine Mine. The waiver was designed to address a provision of the Lease that required advance notice before SPMI could enter and inspect the mine. The waiver provision, executed by Rux for Sterling, stated, in part:

> Section 10.2 of the above referenced Leased [*sic*] allows for abbreviated notice for inspection of the Leased Property. Exigent circumstances exist in that Sterling has declared its intent to terminate and to relinquish possession and control of the Leased Property to SPMI on or about February 24, 2009. Sterling will instruct counsel to formally acknowledge default of the terms and conditions and termination of the Lease, which is forthcoming. It is in the best interest of SPMI and Sterling to secure the Lease Property in the intervening time.
>
> Entry is authorized at this time without further notice.

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[20] Ryan testified that Shiell raised the issue of the need for shareholder approval regarding surrender of Sterling's interests in the leasehold. Ryan said he believed no such approval was required. The minutes do not address the issue. The argument apparently concerns a prohibition on a corporation disposing of significant assets without shareholder approval. *See* Idaho Code § 30-1-1202. There was no evidence of any such approval being sought or obtained.

[21] Short testified that he had been an independent contractor or consultant for SPMI from 2003 to January, 2009, when he assumed the position of general manager for SPMI that Grundman vacated.

Id.[22]

At some unspecified time on the following day, February 20, 2009, the bond was received and posted in support of the TRO obtained by Minco Silver in the state court action.

Short testified that further documentation was prepared regarding the termination of the Lease, as had been referenced in the February 19 Sterling board minutes, Ex. 207, and in the February 19 waiver, Ex. 208. Though evidently ready by the February 24 target date, this documentation was never executed. Grundman confirmed in his cross-examination that the "final documentation" called for in the Sterling board resolution was never completed and signed.

According to the statement of financial affairs later filed by the DIP, directors Ryan, Stephan, DeMotte, Greenway, Grundman and Shiell all resigned in February, 2009, as did CFO Rux and corporate secretary Ron Ho. *See* Doc. No. 20 at 14-15. The interim president, Ken Berscht, withdrew from that office in January, 2009, but stayed on the board as a director until withdrawing in February. *Id.*

On March 3, 2009, Sterling filed its chapter 11 petition. The petition, schedules and other bankruptcy documents were executed by Van Voorhees on behalf of Sterling and as its president and chairman of its board of directors.

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[22] Short testified that he prepared this document with the assistance of SPMI's attorney.

DISCUSSION AND DISPOSITION

As noted, both the motion to assume the Lease under § 365 and the motion under § 364 for approval of post-petition financing came on for hearing on May 5 and 6. Evidence was closed, oral arguments made, and the motions were taken under advisement at the conclusion of that hearing.[23] The Court now addresses the legal issues presented in light of the foregoing facts.

A. Motion to assume unexpired lease

The DIP seeks to assume the Lease under § 365(a) and (b).[24] The Ninth

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[23] SPMI filed an unauthorized post-hearing brief. Doc. No. 121. That submission promptly drew an objection and motion to strike from the DIP. Doc. No. 123. SNS Silver then elected to follow SPMI's lead with its own unauthorized brief, Doc. No. 125, which also generated a DIP motion to strike. Doc. No. 126. Minco Silver also moved to strike the briefs. Doc. No. 129.

SPMI and SNS appear to feel that a comment by the Court at the close of oral argument invited their submissions. The Court disagrees. On May 6, following an ill-advised sur-rebuttal comment by SPMI's counsel, the Court noted that the parties had failed to brief or even identify in oral argument legal authorities applicable to certain of the arguments they had just made. This was simply an observation, not an invitation to cure the deficiencies. Had the Court intended to ask for or authorize post-hearing briefing, it would have done so. The motions to strike are well taken.

There was another post-hearing submission filed. *See* Doc. No. 128 (a "memorandum" by Miller Sales & Engineering). It, however, is not a memorandum at all. It is merely a two-sentence statement that this creditor supports the DIP's motion. Though this creditor did not appear at hearing, and though this submission is untimely, it need not be stricken. It also need not be given any weight.

[24] These sections provide in pertinent part:

(a) Except as provided in sections 765 and 766 of this title and in subsections (b), (c), and (d) of this section, the trustee, subject to the court's approval, may assume or reject any executory contract or unexpired lease of the debtor.

(b)(1) If there has been a default in an executory contract or unexpired lease of the debtor, the trustee may not assume such contract or lease unless, at the time of assumption of such contract or lease, the trustee –

(continued...)

Circuit stated in *In re Circle K Corp.*, 127 F.3d 904 (9th Cir. 1997):

> Section 365, in conjunction with the automatic stay provision of section 362, accordingly suspends, once the bankruptcy petition is filed, the termination of a lease that is in default; it extends a debtor lessee's opportunity to cure any defaults until the debtor has the chance to decide whether to assume the lease. *See* 11 U.S.C. §§ 362, 365, (1994); *Post v. Sigel & Co. (In re Sigel & Co.)*, 923 F.2d 142, 144-45 (9th Cir. 1991). The lessor will then get the benefit of its bargain upon assumption, when the debtor lessee must cure the defaults. *See* 11 U.S.C. § 365(b)(1).

Id. at 909.[25]

SPMI objects to assumption, arguing the Lease was terminated prior to filing and that there is nothing for the DIP to assume under § 365.[26] Whether the Lease was terminated and, if so, when, is the key issue.

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[24] (...continued)

(A) cures, or provides adequate assurance that the trustee will promptly cure, such default other than a default that is a breach of a provision relating to the satisfaction of any provision (other than a penalty rate or penalty provision) relating to a default arising from any failure to perform nonmonetary obligations under an unexpired lease of real property, if it is impossible for the trustee to cure such default by performing nonmonetary acts at and after the time of assumption, except that if such default arises from a failure to operate in accordance with a nonresidential real property lease, then such default shall be cured by performance at and after the time of assumption in accordance with such lease, and pecuniary losses resulting from such default shall be compensated in accordance with the provisions of this paragraph;

(B) compensates, or provides adequate assurance that the trustee will promptly compensate, a party other than the debtor to such contract or lease, for any actual pecuniary loss to such party resulting from such default; and

(C) provide adequate assurance of future performance under such contract or lease.

[25] *Circle K* affirmed the bankruptcy court's approval of debtor's "renewal" of the leases in order that there was something to assume under the authority of § 365.

[26] SPMI also filed a motion to reject the lease. Doc. No. 77. That motion was summarily denied on May 5 because no standing exists under § 365(a) for anyone other than the trustee/DIP to seek to assume or reject.

Though the parties elicited several testimonial opinions of whether and when the Lease may have terminated, the question is not resolved by virtue of the participants' opinions. Rather the issue is one determined by application of applicable nonbankruptcy law to the facts. A respected bankruptcy treatise summarizes:

> Section 365 applies only if the contract or lease is in existence at the commencement of the case. If the contract or lease has expired by its own terms or has been terminated under applicable law before the commencement of the bankruptcy case, there is nothing left for the trustee to assume or assign. However, the termination process must actually be completed and not be subject to reversal, a determination that will require reference to applicable state law.

3 Collier on Bankruptcy ¶ 365.02[2] at 365-22 (Alan N. Resnick & Henry J. Sommer, eds., rev. 15th ed. 2008) (footnotes omitted).

City of Valdez, Alaska v. Waterkist Corp. (In re Waterkist Corp.), 775 F.2d 1089 (9th Cir. 1985), held:

> A debtor-in-possession may "assume or reject any executory contract or unexpired lease of the debtor." 11 U.S.C. §§ 365(a), 1107(a). We conduct a two-part inquiry to determine whether a particular lease may be assumed by the debtor-in-possession. First, we must determine whether the lease was terminated under applicable state law prior to the filing of the bankruptcy petition. . . . Second, if we find that the lease was terminated, we must determine whether the termination could have been reversed under a state anti-forfeiture provision or other applicable state law. . . .
>
> This approach serves two purposes. It prohibits the debtor-in-possession from using the bankruptcy process to assume a lease or executory contract which would not have been assumable absent the bankruptcy proceedings. It also permits the debtor-in-possession the

> same opportunities to avoid forfeiture of a lease or executory contract that it would have received under state law absent the bankruptcy proceedings. *See Butner v. United States*, 440 U.S. 48, 55, 99 S.Ct. 914, 918, 59 L.Ed.2d 136 (1979) ("Property interest are created and defined by state law. Unless some federal interest requires a different result, there is no reason why such interests should be analyzed differently simply because an interested party is involved in a bankruptcy proceeding.").

Id. at 1091 (other citations omitted). *See also Willamette Waterfront, Ltd. v. Victoria Station Inc. (In re Victoria Station Inc.)*, 875 F.2d 1380, 1384 (9th Cir. 1989) (noting that the Ninth Circuit followed a "flexible approach" to the question of whether a motion to assume was timely, "stating that 'because bankruptcy courts are courts of equity, they are compelled to disfavor a lease forfeiture that would imperil the debtor's reorganization and impede rehabilitative goals.' *Id.* This presumption against inferring a lease forfeiture guides our study of section 365(d)(4).") (*citing In re Victoria Station Inc.*, 840 F.2d 682, 684 (9th Cir. 1988)).

Bankruptcy courts are called upon to determine whether a lease was terminated under state law, and thus to consider whether the facts support surrender, abandonment and/or termination. *See, e.g.*, *In re Slim Life Weight Loss Centers, Corp.*, 182 B.R. 701 (Bankr. D.N.J. 1995) (applying Pennsylvania law as required by terms of lease).[27] Here, the Lease expressly requires application of

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[27] Similarly, *Waterkist* determined that the subject lease was terminated but that the debtor's rights were not forfeited under Alaskan law and the lease could therefore be assumed. 775 F.2d at 1091-92. *Windmill Farms* determined that the lease involved may have been terminated pre-bankruptcy by a three-day notice under California law, but remanded to the (continued...)

Idaho law. Ex. 100 at § 24.1.

1. Under Idaho law, the Lease was not terminated

SPMI argues that the Lease was terminated according to its express terms. SPMI also argues that the Lease was terminated by the conduct of the parties.

a. There was no termination under the terms of the Lease

Construction of rights under a lease under Idaho law is dependent on the language of the lease agreement. For example, *J.R. Simplot Co. v. Rycair, Inc.*, 67 P.3d 36, 43 (Idaho 2003), noted that "What controls in a lease is the intent of the parties at the time of execution, and the plain meaning of the language used." *Id.* at 43 (addressing construction of the term "fire legal insurance" as used in lease) (quoting 49 Am.Jur.2d, *Landlord and Tenant*, § 859 (2001)).

The Lease here, Ex. 100, had a term of 15 years, and was subject to termination within such term by Sterling giving written notice at least 90 days prior to the date of termination, and providing evidence of termination "in recordable form." Ex. 100 at §§ 15.1, 15.2. The evidence establishes that such a termination by notice did not occur.

In addition, the Lease provides that it may be terminated following the lessee's (Sterling's) default. *See id.* at § 17. There were, in fact, several default

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[27] (...continued)
bankruptcy court to determine the sufficiency of service of that notice. If the notice was sufficient to cause a termination, the bankruptcy court was then instructed to evaluate whether the debtor would be entitled to relief from forfeiture of the lease. 841 F.2d at 1470-72.

notices issued by SPMI. However, the Lease conditioned this remedy. Under § 17.2, if there were defaults not timely cured, SPMI could file suit to obtain a judicial declaration of default. Sterling had the right under § 17.4 of the Lease to contest defaults and to demand mediation, and it did so here. Mediation was not successful. There was no other conclusive judicial resolution of the disputed defaults. The Lease was not terminated under § 17.

b. There was no termination by conduct of the parties under Idaho law

In the absence of termination of the Lease by virtue of its own terms, SPMI argues that there is still a pre-bankruptcy termination of the Lease under applicable law.

Olsen v. Country Club Sports, Inc., 718 P.2d 1227 (Idaho App. 1986), considered surrender and termination of a lease. Olsen had financed construction of an ice skating facility in Idaho Falls and leased it for a 15 year term to Country Club Sports under a written lease agreement. Following one renegotiation of terms due to the lessee's financial difficulties, Country Club Sports again failed to pay rent. In April, 1981, after the rent arrearage exceeded $36,000, Olsen served the lessee with a notice of breach of the lessee and demanded payment of all outstanding rent. The notice referred to a provision of the lease that made failure to pay within five days of demand a "default" of the lease. It also contained Olsen's express exercise of "his option to terminate and forfeit the lease

immediately upon such default" (*i.e.*, following the five day period if the rent arrearage was not then paid). The lessee failed to timely pay the rent. *Id.* at 1229.

Olsen also demanded the immediate surrender of the rink and, to mitigate his damages, agreed to pay for power and staffing to keep the facility running. He did indicate a limited opportunity for Country Club Sports to "re-establish their position as lessee" if, by a date in August, 1981, the lessee had paid all rents and paid all costs incurred by Olsen in mitigation following the default. *Id.* at 1230.

The district court ruled on summary judgment that a "surrender" had occurred, eliminating all obligations and damages arising after surrender, but had reserved for trial the question of when the surrender occurred. *Id.* at 1231.

The court commenced its analysis on appeal by noting

> Cases are legion which hold that whether there has been a surrender by operation of law – the main issue before us – depends on the parties' intent, as manifested by their words and acts. . . . This determination is necessarily a factual one.

Id. at 1231 (citations omitted). It continued:

> A surrender of a lease is the yielding up of a *tenancy* to the lessor before the end of the tenancy called for in the applicable lease. A surrender occurs and the tenancy is submerged and extinguished either by the agreement or by operation of law. 49 Am.Jur.2d *Landlord and Tenant* § 1094, p. 1051.
>
> As a result of a surrender, all rights and responsibilities which would otherwise accrue after the date of surrender under the lease are extinguished. Thus, for example, when a surrender occurs, the lessee need not pay any rent which has not accrued as of the date of the surrender. *See, e.g., Ehlert v. Woods* [57 Idaho 218, 63 P.2d 1000 (1936)] at 223, 63 P.2d at 1001.

> We have underscored the words "tenancy" and "leasehold" to emphasize that it is the *lease agreement* and all rights and responsibilities flowing from it which are surrendered. This is to be contrasted with the tenant's mere abandonment and the lessor's re-entering – the point being that *mere* re-entering does not necessarily constitute acceptance of a lessee's tendered surrender.

Id. at 1231-32.

The court held that a surrender can occur by mutual agreement, or operation of law, the latter requiring conduct of the parties such that, as a matter of law, the court can conclude that a surrender has indeed taken place. The focus on conduct "is to ascertain whether or not [the same is] inconsistent with the continuation of the tenancy." *Id.* at 1232.

Acting Chief Judge Bakes, in concurring in part and dissenting in part, explained further:

> As the majority correctly states, a surrender is the yielding up of a leasehold or tenancy to the lessor by the lessee. Surrender may occur in one of two ways, either by agreement or by "operation of law." In any event, it is a bilateral action requiring the mutual consent of the parties to the lease. *Kennedy v. Nelson*, 76 N.M. 299, 414 P.2d 518 (1966). . . . . Under Idaho law, a surrender is required to be in writing unless it is by operation of law. I.C. § 9-503. Thus, a surrender by agreement must be in writing, whereas a surrender by operation of law need not be. Clearly, there is no written agreement in the present case; therefore, any valid surrender must be by "operation of law."
>
> "A surrender by operation of law occurs when the tenant *abandons* the premises and the landlord accepts them back *for his own account*." Cunningham, Stoebuck & Whitman, *Law of Property*, § 6.80 (1984) (emphasis added). Surrender by operation of law results from acts undertaken by the parties to the lease which imply *mutual consent* to the termination. *Sanden v. Hanson*, 201 N.W.2d 404 (N.D. 1972). Consent is inferred from acts which are wholly incompatible

> with the continued existence of the landlord-tenant relationship. *Hildebrandt v. Newell*, 199 Minn. 319, 272 N.W. 257 (1937); *Riggs v. Murdock*, 10 Ariz.App. 248, 458 P.2d 115 (1969). Such action, initiated by the lessee, usually consists of his abandonment of the premises, *i.e.*, surrender of possession. A lessor undertakes such conduct when he accepts the premises back "for his own account." A lessee who desires to surrender must secure his landlord's consent, and if he alleges surrender he must establish *unequivocal* manifestation of consent on the part of the landlord to termination of the relation of landlord and tenant. *Gordon v. Consolidated Sun Ray, Inc.*, 195 Kan. 341, 404 P.2d 949 (1965).
>
> From the foregoing it is clear that it is the majority's and not the trial court's holding which is clearly erroneous as to the date of surrender. The date of May 19, 1981, cannot possibly be the date of surrender since, as of that date, there was no unequivocal manifestation of consent on the part of the lessor-appellant. As the majority correctly points out, mere relinquishment of the premises by the lessee does not necessarily constitute a tendered surrender. *Krug Park Amusement Co. v. New York Underwriters Ins. Co.*, 129 Neb. 239, 261 N.W. 364 (1935). Likewise, mere re-entry by the lessor does not necessarily constitute acceptance of a surrender. *Ross v. Smigelski*, 42 Wis.2d 185, 166 N.W.2d 243 (1969) (where landlords gave notice to tenant before they reentered that their objective was to mitigate damages, no acceptance of tenant's surrender of premises has occurred). Neither of these acts are inconsistent with the landlord-tenant relationship. This is particularly true in this instance where the lease agreement expressly provides for the right of re-entry by the lessor in order to mitigate damages upon breach by the lessee. In order for appellant's actions to be construed as acceptance of surrender, something more must be shown; it must be shown that his actions went so far as to constitute the use of the premises for his own account.

Id. at 1236-37.

Further to the issue of forfeiture was *Schlegel v. Hansen*, 570 P.2d 292 (Idaho 1977). The court there observed that a consistently endorsed tenet is that "Forfeiture is not favored by the court, and provisions permitting forfeiture will be

strictly construed" in both land sale contracts and in leaseholds. *Id.* at 294 (citations omitted). In considering the precise language of the subject lease agreement there, the court found that it did not provide for forfeiture as a remedy. *Id.* at 293-94. It also found that there was no abandonment on the facts. *Id.* at 294. There being no forfeiture or termination, the tenant's breach of a covenant of the lease "could not abrogate his rights under the lease, including his option to purchase." *Id.*

i. There was no surrender or termination of the Lease by agreement of the parties

The Court can quickly dispose of the possibility of a termination by agreement of the parties. The evidence is inadequate to establish the mutual understanding, consent and written agreement needed. The documents that were readied for the February 24 target date were never executed.[28] The issue, therefore, must be addressed under the authorities for termination by operation of law.

ii. There was no surrender or termination of the Lease by operation of law

SPMI contends that Sterling, through its board's actions of February 17 and 19, 2009, and Rux's actions on February 19, effected a termination of the Lease. The Court concludes that SPMI's evidence is insufficient to establish this

[28] These draft documents were not placed in evidence, and the Court cannot opine on whether, even if they had been executed, they would have been adequate under the authorities.

proposition. SPMI focuses on certain language in the minutes of those board meetings appearing to support its position. But it discounts other contrary language. For example, the February 17 minutes included board authorization for "management . . . to negotiate a final transition and operating agreement between SPMI, SNS and Sterling" but also notes that it is "subject to final approval by the [Sterling] Board." Ex. 206.[29]

The authorization in the February 19 meeting two days later for Sterling's "officers to take all necessary steps to vacate the premises immediately and release the mine back into SPMI hands" was also a qualified statement, by the notation "with final documentation to be completed" on February 24. Ex. 207.

The February 19 waiver agreement, drafted by SPMI, by its very existence contemplates that the Lease was still effective after the February 19 board meeting. It created a waiver of the usual five day advance notice of inspection under the "exigent circumstances" clause in § 10.2 of the Lease. If Sterling's rights under the Lease were "terminated" on the morning of February 19 by its board's actions, as SPMI has argued, then there would be no function to a waiver of a provision in that very same Lease later that same day. Moreover, this waiver itself notes that "Sterling has declared its *intent* to terminate and to relinquish

[29] These minutes also note that the negotiations were to give up "operating control" of the mine "in an orderly fashion to retain the current mine value and try to retain some value to Sterling shareholders."

possession and control of the Leased Property to SPMI *on or about February 24, 2009*." Ex. 208 (emphasis added).

This waiver also states that "Sterling will instruct [its] counsel to formally acknowledge default of the terms and conditions and termination of the Lease, which is forthcoming." *Id.* SPMI focuses on what it sees as implicitly past tense grammar, arguing that "to formally acknowledge" indicates the termination would and did occur prior to such acknowledgment. It ignores, in its grammarian's approach, the future tense used in the waiver document, including the reference to February 24, a date consistent with the prospective language in the board minutes, Ex. 207, and consistent with the function of the waiver, which was to operate "in the intervening time."

There are thus several problems with SPMI's contention that the Lease was terminated prior to the bankruptcy filing on March 3 and that there is nothing left for the DIP to seek to assume.

First, the acts allegedly constituting termination are equivocal. By their terms, they were not complete and required additional future action. While possession of the leasehold realty was delivered to SPMI, there was no termination of the Lease consistent with the Lease's own terms or Idaho law generally. *See Olsen, supra* (both majority and dissenting opinions distinguishing "mere relinquishment of the premises" or "mere abandonment and the lessor's re-entering").

Second, the Sterling resolution on which SPMI relies required the officers to effectuate the decision ("take . . . steps") to vacate the premises and terminate the Lease, but also specifically noted that "final documentation" would be required and was to be prepared by February 24. The resolution did not manifest an intent or act by Sterling that termination of the Lease would be immediately effective February 19.

Third, the Rux and Short-executed "waiver" of the Lease provision requiring advance consent and approval for SPMI's entry onto the leased premises is contrary to the idea of an effective February 19 termination. The Lease was evidently in effect subsequent to the Sterling board's action on February 19, as the need for or utility of any "waiver" of a Lease provision presumes the Lease was still in existence. And the language of the waiver, prepared by SPMI, reflects the incomplete nature of any Lease termination.

Fourth, the evidence also failed to reflect resolution of the competing rights and claims of the parties under the Lease. As noted above, a surrender by operation of law requires mutual consent, and unequivocal acts. And even if the tenant intends a surrender of the leasehold by relinquishing possession, the lessor's acts must go so far as to evidence that he accepts the premises "for his own account." There was never a "release" by SPMI of Sterling's obligations under the Lease in return or exchange for physical surrender of possession and control, or for what SPMI purports was the actual termination of the Lease. A

number of other issues (including financial obligations owed by Sterling to SPMI, and obligations of SPMI to release Sterling's personal property left on site) remained outstanding. Importantly, the two parties to the Lease never completed the "final documentation" or the "formal acknowledgment" mentioned in the exhibits.

The Court therefore concludes, under the weight of the evidence presented, and the foregoing authorities, that while Sterling relinquished possession of the leased property to SPMI, the Lease was not surrendered or terminated under Idaho law. Though delivering possession of the mine may have been a step in a process that could have culminated at some point in a surrender and termination by operation of law, it is of no moment. Both the TRO and the bankruptcy filing preceded the completion of any such process.

c. Acts from and after February 20 are ineffective by reason of the state court TRO

The DIP argues that the acts alleged by SPMI as constituting termination of the Lease were taken in violation of the TRO issued by the state court at 4:00 p.m. on February 18. The DIP contends the Board resolution on February 19, and the "waiver" agreement later that day, and the physical transfer on February 24, were all subsequent to the February 18 issuance of the TRO and thus ineffective.

The Court has disagreed, above, with SPMI's contentions that the February 18 - 24 events constituted a termination of the Lease. Whether certain of those

acts were rendered ineffective by reason of the TRO provides a superfluous basis for the same conclusion. Nevertheless, the Court determines that the issues regarding the effective date of the TRO, having been raised, should be briefly addressed.

SPMI contends that the TRO was not effective to prevent the Sterling Board's actions for two reasons. First, it argues that the TRO was not effective and was "void" because it was issued without bond or, alternatively, it became effective only when the bond was obtained. Second, SPMI argues that the TRO was not effective as to Sterling's board, directors or management until they received notice of the entry of the TRO.[30]

i. Bond

Idaho law establishes that a TRO's effectiveness is indeed dependent on the provision of bond by the plaintiff seeking injunctive relief. Idaho Rule of Civil Procedure 65(c) provides that "No restraining order or preliminary injunction shall issue except upon the giving of security by the applicant[.]" The Idaho Supreme Court has stated "This requirement for the posting of bond is mandatory." *Valley View Farms v. Westover*, 533 P.2d 736, 737 (Idaho 1974) (citing *Hutchins v. Trombley*, 509 P.2d 579 (Idaho 1973)).

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[30] In argument, SPMI contended that the the TRO was somehow ineffective because the application seeking it, in addition to naming Sterling, named "ABC Corporations 1-10" rather than naming SPMI. The contention appears to be that SPMI could not be restrained without notice. The argument is a red herring. The TRO purports to restrain only Sterling and its officers, directors, agents and employees. It describes no restraint on the "ABC Corporations."

Valley View Farms did not specifically address the question posed in the instant case, as to whether the lack of bond at time of the entry of the order was fatal or merely delayed the effectiveness of the TRO to such time as the bond is obtained and posted. But it inferentially answered that question.

> Thus, even though our review of the record shows that the district court did not abuse its discretion in issuing a preliminary injunction, it was error to issue without requiring the appellant Valley View to post a bond. The cause is remanded to the district court to either require the posting of a bond by Valley View pursuant to I.R.C.P. 65(c) or to dissolve the injunction.

Id. Had the court believed that the lack of a bond was fatal, and the restraining order or injunction void, there would be no function to this sort of remand. The court's ruling clearly implies that the bond could be posted later. While this instruction stops short of opining as to what date the injunction would be effective (*i.e.*, whether the injunction would have only present or retroactive effect), it does negate the idea that the injunction is "void" and incapable of cure.

This helps clarify and construe language from earlier decisions, such as *MacWatters v. Stockslager*, 162 P. 671 (Idaho 1917), that state an injunction issued without bond is "void and inoperative." *Id.* at 672 (dealing with statutes requiring bond, there Rev. Code §§ 4291, 4292, predating the Id. R. Civ. P.).[31] A

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[31] In context, *MacWatters* does not create a rule of absolute voidness. The court there relied on its earlier decision of *Price v. Grice*, 79 P. 387 (1904), which stated:

> It is contended that the restraining order first issued by the judge was inoperative for the reason that no undertaking was given. That we think is correct, as an

(continued...)

bond is required before the injunction becomes operative. If the bond is never obtained, the injunction is void. *Id.*

But what if the bond is obtained, but after the date of the order's entry? It is true that *Hutchins* stated: "we hold that *before an injunction is issued* under Rule 65 the giving of security by the applicant . . . as provided in Rule 65(c) is mandatory." *See* 509 P.2d at 583 (emphasis added). However, *Hutchins* cited and relied on *MacWatters*. Further, *Hutchins* held that "the trial court improperly issued the order pendente lite *without requiring* security as provided for in Rule 65(c)," *id.* (emphasis added), suggesting it is the absence of a bond or the failure to require a bond, rather than the timing of provision of the bond, that is fatal to the injunctive order's effectiveness.

Logic, too, dictates the result that the order may be properly entered but will become effective when the bond is posted. The requirement of a bond is mandatory. However, the state court is given discretion under the rule to determine the amount of the undertaking. *See* Id. R. Civ. P. 65(c) ("No restraining order or preliminary injunction may issue except upon the giving of security by the applicant, *in such sum as the court deems proper*, for the payment of such

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[31] (...continued)
undertaking should have been given *before the restraining order became operative.*

79 P. at 390 (emphasis added). This does not hold that restraint issued without bond is absolutely void, but instead that the bond would be required before the restraint became operative and effective.

costs and damages including reasonable attorney's fees to be fixed by the court . . . .") (emphasis added). Until the court has made that determination, the applicant does not know what bond amount is required nor is it in the position of confirming that the surety is willing and able to commit to the undertaking in the amount and on the conditions imposed by the court.

For all such reasons, this Court holds that the TRO in this case, obtained by Minco Silver, became effective and operable on February 20, 2009.

ii. Notice

SPMI appears to argue that, until notice of the TRO is given to the enjoined parties, here Sterling and its officers, directors, agents and employees, the restraint was not effective or enforceable. The DIP countered that notice was irrelevant to the TRO's effectiveness.[32]

The date when "notice" of the TRO was provided to or obtained by Sterling was a fact not explicitly addressed in the evidence presented by either party. For example, neither Rux nor Ryan was asked when he learned of the TRO. While Short admitted that SPMI received a "courtesy copy" of the TRO late in the afternoon on February 19 and reviewed it with its counsel, SPMI's notice or knowledge is only of inferential help.

More probative evidence of Sterling's knowledge came in a brief response

[32] Despite their conflicting views, neither side provided any authorities on this point.

of Grundman to questioning by SNS Silver's counsel. Grundman admitted he learned of the TRO around 6:00 p.m. the night of February 19.[33] On that date, Grundman was on the Sterling board.[34]

The Court has concluded, above, that the TRO was effective as of February 20 (the date the bond was obtained), and that all acts by Sterling or its officers, directors, agents, employees or others on its behalf from and after that date in attempting to transfer or dispose of the leasehold assets are in violation of that TRO and ineffective.[35] Since Sterling, through Grundman, had notice of the TRO on February 19, SPMI's arguments about notice also being a precondition to the TRO's effectiveness are rendered moot.

Here, the result of the determination of the TRO's effective date is to call into question acts by Sterling and/or its agents, officers, etc., between February 20 and March 3. However, under the facts as established at hearing, and the conclusions reached earlier in this Decision, the purported surrender or

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[33] Grundman indicated there had been no discussion of the TRO at the board meeting the morning of February 19, and there is no mention of it in the minutes of that meeting.

[34] As discussed earlier in this Decision, Grundman resigned from the Sterling board shortly before the March 3 bankruptcy filing, and the DIP's statement of financial affairs indicates it was sometime in February. Determining that Grundman was still a Sterling director as of February 19, when he became aware of the TRO, is consistent not just with the minutes of the meeting earlier that day, but also with his testimony that he commented on Ryan's drafts of a February 23 Sterling press release, and that he participated in a February 26 Sterling board meeting conference call.

[35] Short indicated in testimony that it was SPMI's position from and after seeing the courtesy copy of the TRO on February 19 that the Lease was by then not part of Sterling's property and therefore the exchange of possession on the 24th would not be prohibited.

termination of the Lease is not dependent on any particular act occurring in this short period of time. That is, even if all the acts through March 3, as established by the evidence produced at hearing, are free from the restraint of the TRO, there still was not a surrender or termination of the Lease under applicable law. The parties did not present, and this Court cannot otherwise determine from the evidence, that Sterling took an act between February 20 and March 3 that – unless enjoined – would vary the conclusion the Court reached.[36]

There was no surrender and termination of the Lease prior to the filing of the bankruptcy petition. The Lease is therefore subject to assumption under § 365(a).

2. The DIP may assume the Lease

Assumption of an unexpired lease by a chapter 11 DIP is governed by § 365. That Code section and applicable undisputed precedent requires that assumption be in the business interest of the debtor and the estate. The evidence presented is sufficient to meet that test, and requires no extended discussion.

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[36] SPMI does point to a press release issued by Sterling on February 23 as a post-February 20 act evidencing Sterling's surrender and the termination of the Lease. The press release does announce an "intention to vacate" the Sunshine Mine lease. However it also, consistent with the board resolution, indicates that the vacation would be "finalized" on February 24. And while Rux did testify that the "keys were delivered" to SPMI by 3:00 p.m. on the 24th, thus transferring "physical possession," this is insufficient to alter the conclusions reached earlier in this Decision upon the Idaho case law. Finally, Short testified that SPMI's counsel was instructed to and did prepare documentation to be used on February 24, but he and Grundman admitted that it was never executed by the parties.

Next, under § 365(b), in order to assume a lease, the trustee[37] must (A) cure, or provide adequate assurance that it will promptly cure, monetary defaults, (B) compensate, or provide adequate assurance that it will promptly compensate, a party other than the debtor to such lease for any actual pecuniary loss resulting from such default, and (C) provide adequate assurance of future performance under such lease.

By virtue of the post-petition financing agreement, addressed below, the DIP will acquire a $1,000,000 credit facility. Minco Silver has established that $500,000 is readily available for funding under that agreement. The evidence establishes that the monetary defaults of Sterling under the Lease consist, first, of mechanics' liens asserted by Miller Sales & Engineering and by Atlas Mining. Debtor estimated these at $131,000 and $99,000 respectively. The evidence was not specific as to actual amounts now asserted by these creditors.

SPMI also contended there was a monetary default representing an EPA assessment or fine, and that it could be as much as $5,000,000. However, Robert Higden, the environmental manager for Sterling, credibly testified that the final asserted fine by the EPA, even though not reduced to writing or submitted, was no more than $55,500. SPMI never proved there was a debt to EPA, constituting a Lease default, in any amount greater than $55,500 conceded by Higden.

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[37] The chapter 11 DIP exercises the trustee's rights under this section. *See* § 1107(a).

Together these monetary defaults total approximately $285,000.[38] While the precise amounts are somewhat uncertain, the DIP will acquire enough funding under the post-petition agreement to effectuate a cure of defaults in this range, and Minco Silver established that it had $500,000 of the $1,000,000 facility presently escrowed and available. On this record, the Court finds that the DIP has established an ability to cure monetary defaults under § 365(b)(2) sufficient to support a ruling allowing assumption of the Lease.[39]

The DIP must also establish that it will be able to perform the assumed Lease under the "adequate assurance of future performance" prong of § 365(b)(3). Here, such performance would require monthly Lease payments of $10,000 to SPMI. The Minco Silver-provided post-petition financing is adequate to support that payment. While there was testimony that the "carrying cost" of the mine could be as high as $250,000 per month, the budget of the DIP submitted in connection with the post-petition financing suggests a more modest figure, and one attainable under the post-petition financing. *See* Doc. No. 67 at attach. 1.

The Court will approve the motion of the DIP to assume the Lease.

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[38] SPMI provided no itemization of what it claimed to be the total amount of monetary defaults that would have to be cured under § 365(b)(2) as a condition of assumption. It only agreed that there were two creditor liens, and asserted the unproven $5,000,000 EPA fine.

[39] To the extent there are disputes as to the precise amount owed the lien creditors or EPA, the Court will resolve those on notice and hearing. If there are issues over the existence of other monetary defaults, the same may be raised by proper pleading, and the validity and/or amount of any such defaults that must be paid as a condition of assumption of the Lease will similarly be determined by the Court.

B. Motion to approve post-petition financing

The DIP's initial request for financing, Doc. No. 67, outlined a secured credit facility of Minco Silver of $1,000,000, upon terms and conditions as outlined in a proposed financing agreement. *Id.* at attach. 2. The motion and the proposed loan agreement drew an objection from the U.S. Trustee. *See* Doc. No. 73. It also generated an objection from SPMI. *See* Doc. No. 76. SPMI's objection incorporated the concerns and objections of the U.S. Trustee, and then added several other items.

At the time of hearing on May 6, the DIP, Minco Silver and the U.S. Trustee announced modifications and changes to the proposed motion and agreement that fully satisfied the objections of the U.S. Trustee. The DIP indicated that a revised form of lending agreement would be provided, that the relief sought at this time would be interim in nature, *see* Fed. R. Bankr. P. 4001(c), and that a final hearing would be set on notice.[40]

The remaining objections to interim relief are SPMI's. Doc. No. 76 at 2-3. The Court has considered the oral arguments of the DIP and SPMI as presented on May 6. The Court finds and concludes that the objections raised are insufficient to

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[40] It serves no purpose to recite here the objectionable terms in the initial agreement or address the modified terms that were recited by the DIP's counsel at hearing. The record is adequate to establish the same. The Court will require the DIP to clarify the record with the documents and pleadings its counsel indicated are forthcoming, and the interim order submitted shall be endorsed by counsel for the DIP, Minco Silver and the U.S. Trustee reflecting the full incorporation of all those modifications.

support denial of the requested interim relief.

The credible concerns with the DIP's original proposal were those raised by the U.S. Trustee, which have now been resolved by agreement. In addition to "joining" the U.S. Trustee's objections, many of SPMI's other objections go to the terms of the superseded lending agreement. SPMI will have the ability to raise specific objections to the entry of a final order, after the revised lending agreement is provided, and those will be heard at a later, noticed hearing.

CONCLUSION

The Lease was not terminated pre-bankruptcy, and may be assumed by the DIP. The motion for assumption of the Lease is compliant with the Code and Rules, and will be approved. The motion for approval of post-petition financing will be approved on an interim basis, subject to final approval on notice and hearing once the revised lending agreement is finalized and provided to all parties in interest. Interim relief, consistent with Rule 4001(c)(2), will be granted in order to avoid immediate and irreparable harm to the estate pending that final hearing.

DATED: May 15, 2009

TERRY L. MYERS
CHIEF U. S. BANKRUPTCY JUDGE